                                                                                                                                                                                    Exhibit (j)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 24, 2003, relating to the financial statements and financial highlights which appears in the August 31, 2003 Annual Report to Shareholders of Aegis Value Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Public Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
December 26, 2003